UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991                         I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Thursday, September 7, 2006, the registrant’s management announced the following guidance regarding its subsidiary, AirTran Airways, Inc.:

AirTran Airways is providing the following information relating to the third quarter 2006:

•	Percentage growth of third quarter revenue per available seat mile (RASM) is expected to be in a range of the low single digits year over year.

•	Non fuel cost per available seat mile (CASM) continues to improve and should decline 3% to 5% in the quarter.

•	All-in fuel costs should be within a range of from $2.28 per gallon to $2.33 per gallon.

Commenting on the updated guidance Stan Gadek, AirTran’s senior vice president and chief financial officer said, “While the quarter started out with strong unit revenue performance, by the end of August we began seeing some softening in demand. This trend appears to be continuing into the month of September and likely resulted from the threat of recent terrorist events, tropical storm Ernesto, and capacity additions on the east coast.” Gadek went on to say, “In that regard we are working on a plan to reduce our growth in the 2007 and 2008 time frame. More information regarding the capacity changes will be given at a later date.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: September 7, 2006	/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)